                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                  ------------------

                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 4(a) of the Securities Exchange Act of 1934

    Filed by the Registrant  /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
        / /   Preliminary Proxy Statement
        / /   Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
        /X/   Definitive Proxy Statement
        /X/   Definitive Additional Materials
        / /   Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

                                  THRUSTMASTER, INC.
       -----------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

       -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    /X/   No fee required
    / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

                              CALCULATION OF FILING FEE

                                                   PER UNIT PRICE OR OTHER UNDERLYING
                                                      VALUE OF TRANSACTION COMPUTED
                             AGGREGATE NUMBER       PURSUANT TO EXCHANGE ACT RULE 0-11           PROPOSED
  TITLE OF EACH CLASS OF      OF SECURITIES TO      (SET FORTH THE AMOUNT ON WHICH THE           MAXIMUM
    SECURITIES TO WHICH      WHICH TRANSACTION     FILING FEE IS CALCULATED AND STATE HOW     AGGREGATE VALUE    TOTAL FEE
    TRANSACTION APPLIES:        APPLIES:                   IT WAS DETERMINED):                OF TRANSACTION:       PAID

    / /   Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    Amount previously paid:                      Filing Party:
                           ------------------                 -----------------

    Form, Schedule or
    Registration Statement no.:                  Date Filed:
                               --------------               -------------------

    ---------------------------------------------------------------------------

                                 [LETTERHEAD]

To the Shareholders of ThrustMaster, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ThrustMaster, Inc., an Oregon Corporation (the "Company"), will be held at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, on May 22, 1997, at 2:00 p.m. local time, for the following purposes:

    1.   To elect directors of the Company;

    2. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year ending December 31, 1997; and

    3. To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 28, 1997 will be entitled to notice of and to vote at the meeting, and any adjournments thereof.

    Information concerning the Company's activities and operating performance during the year ended December 31, 1996 is contained in the Company's Annual Report to Shareholders which is enclosed.

    YOUR VOTE IS VERY IMPORTANT. All shareholders are invited to attend the meeting. Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it promptly in the enclosed return envelope. If you attend the meeting, you may vote in person if you wish even if you have returned your proxy.

                        By order of the Board of Directors,


                        /s/ Kent E. Koski
                        --------------------------
                        Kent E. Koski,
                        Secretary
Hillsboro, Oregon
April 15, 1997

                                                                         [LOGO]

               PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
               -------------------------------------------------------

GENERAL

    This proxy statement and the enclosed form of proxy are being mailed on or about April 15, 1997, to shareholders of ThrustMaster, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 22, 1997, at 2:00 p.m. local time, at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, and any adjournment thereof (the "Annual Meeting").

REVOCABILITY OF PROXIES
    A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, or a duly exercised proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES
    Only shareholders of record at the close of business on March 28, 1997 (the "Record Date") will be entitled to vote at the meeting. At the close of business on the Record Date, there were 4,253,964 shares of the Company's common stock ("Common Stock") outstanding.

QUORUM AND VOTING
    Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

    If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

    Shares represented by a properly executed proxy will be voted in accordance with the shareholder's instructions if given on the proxy. If no instructions are given, shares will be voted "FOR" (i) the election of the nominees for directors named herein, (ii) the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants and (iii) in accordance with the recommendations of management on any other matters properly brought before the Annual Meeting.

    Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, the Company's transfer agent.

    At the meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement. The Board of Directors knows of no other matters to be presented for action at the meeting. If any other matters do properly come before the meeting, the persons named on the proxy will have discretionary authority to vote thereon in accordance with their discretion.

SOLICITATION OF PROXIES
    This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain of the Company's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

                          PROPOSAL 1:  ELECTION OF DIRECTORS

CLASSIFIED BOARD OF DIRECTORS
    In September 1996, the Board of Directors amended the Company's bylaws to provide for a classified board of directors consisting of three classes of directors, designated as Classes A, B, and C. Pursuant to the amended bylaws, at the 1997 Annual Meeting, Class A Directors shall be elected for a term of one year; Class B Directors shall be elected for a term of two years, and Class C Directors shall be elected for a term of three years. Commencing in 1998 and at each annual meeting of shareholders thereafter, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term of three years (or until their successors are elected and qualify), so that the term of office of one class of directors shall expire each year. Prior to the classification of the Board of Directors, directors served for one-year terms.

    Classification of the Board of Directors is intended to decrease the likelihood of precipitous changes in the composition of the Board of Directors and its powers, and thereby to moderate changes in the Company's policies and direction that the Board of Directors does not deem to be in the best interests of the shareholders. Classification also has the effect of making it more difficult for a substantial shareholder abruptly to change the entire Board of Directors without the approval or cooperation of incumbent directors, even if the reason for such a change might be dissatisfaction with the performance of the incumbent directors and unrelated to any attempt to change control of the Company.

NOMINEES FOR ELECTION
    The Board of Directors of the Company has nominated for election as directors, the eight persons named in the table below. Each of the nominees for election is a member of the present Board of Directors. Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

                                       Nominees
                                       --------

                    Class A Directors with Terms Expiring in 1998:

                                   Robert L. Carter
                                   G. Gerald Pratt
                                   Milton R. Smith

                    Class B Directors with Terms Expiring in 1999:
                                 Stephen A. Aanderud
                              General Merrill A. McPeak
                                C. Norman Winningstad

                    Class C Directors with Terms Expiring in 2000:

                                  Graham E. Dorland
                                 Frederick M. Stevens

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION
    Set forth below are the ages and certain biographical information, as of the Record Date, for each nominee.

    C. NORMAN WINNINGSTAD, 71, has served as Chairman of the Board since February 1994. He has served as a Director of the Company since its inception. Mr. Winningstad has a B.S. in Electrical Engineering from the University of California at Berkeley, an M.B.A. degree from Portland State University, and an Honorary Doctorate of Law degree from Pacific University.

    STEPHEN A. AANDERUD, 47, became a member of the Board of Directors in August 1994. He has been employed by the Company since January 1993, serving as President and Chief Executive Officer since May 1994 and as Vice President of Finance and Administration prior to that time. From October 1991 to December 1992, he was the Director of Finance of Cray Research Superservers, Inc., a wholly-owned subsidiary of Cray Research. He is a Certified Public Accountant and received a B.S. degree in business from Portland State University.

    ROBERT L. CARTER, 54, has been a director of the Company since 1990, and is a former Chairman, President and Chief Executive Officer of the Company. Mr. Carter was the Company's first full-time employee and played a key role in the early design and development of certain ThrustMaster products. He has been the President and Chief Executive officer of Military Simulations, Inc., a publisher of entertainment software, since December, 1993. He received a B.S.M.E. degree from the University of Missouri.

    GRAHAM E. DORLAND, 55, became a member of the Board of Directors in November 1993. Mr. Dorland is currently President of Dorland and Associates, a consulting group, and President and Chief Executive Officer of Nautamatic Marine Systems, Inc., a manufacturer of marine autopilots located in Newport, Oregon. From June 1993 to January 1995, he was Managing Partner of Snobird Aircraft Partners, a developer of experimental aircraft. From February 1965 to December 1992, Mr. Dorland was chairman and President of ABX Air Inc., a wholly-owned subsidiary of Airborne Freight Corporation, doing business as Airborne Express.

    GENERAL MERRILL A. MCPEAK, 61, became a member of the Board of Directors in March 1996. He has been the President of McPeak and Associates, an international aerospace consulting firm, since January 1995. Since March 1997, he has been a member of the board of directors of Praegitzer Industries, Inc., a manufacturer of printed circuit boards. General McPeak spent 37 years in the United States Air Force, rising to become

Chief of Staff from October 1990 to October 1994, when he retired. He also is a member of the Board of Directors of Tektronix, Inc., and ECC, International Corp. He holds a B.A. degree in economics from San Diego State University and an M.S. degree in international relations from George Washington University.

    G. GERALD PRATT, 69, has been a Director since the inception of the Company. Since 1980, Mr. Pratt has been a private venture capitalist. Mr. Pratt has been a trustee of the Meyer Memorial Trust, a charitable trust, since 1978.

    MILTON R. SMITH, 61, has been a Director of the Company since its inception. Mr. Smith served as the Company's President from October 1992 until May 1994 and as the Company's Secretary from July 1990 until April 1993 and again from December 1994 until May 1995. Since April 1997, Mr. Smith has been a member of the board of directors of Integrated Measurement Systems, Inc., a manufacturer of high performance engineering test stations. Mr. Smith was the President and Chief Executive officer of Zeelan Technology, Inc., a software engineering company, from October 1994 until April 1995. Since May 1995, Mr. Smith has been a private venture capitalist. He received a B.S. degree in physics from Portland State University, an M.S.E.E. degree from Oregon State University and a J. D. degree from Lewis and Clark College.

    FREDERICK M. STEVENS, 60, became a member of the Board of Directors in December 1993. From April 1988 until his retirement in January 1991, Mr. Stevens was the Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a regional retailer in the Northwest.

BOARD MEETINGS AND COMMITTEES
    During 1996, there were seven meetings of the Board of Directors. Each director during 1996 attended more than 75% of the aggregate number of Board of Directors' meetings and meetings of board committees of which he was a member.

    The Board of Directors has a standing Audit Committee, consisting of
Messrs. Dorland, Pratt, and Smith, that meets with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent public
accountants to review the scope and findings of the annual audit.   The Audit
Committee held two meeting during 1996.

    The Board of Directors has a standing Compensation Committee currently consisting of Messrs. Carter, Stevens, Winningstad, and since January 1997, General McPeak. The Committee considers and acts upon management's recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other forms of compensation for the Company's executive officers. The Compensation Committee makes recommendations to the Board of Directors. Executive officers who are also directors of the Company do not participate in decisions affecting their own compensation. The Compensation Committee held two meetings during 1996.

    The Board of Directors does not have a Nominating Committee or any other committee that performs a similar function.

COMPENSATION OF DIRECTORS
    Each nonemployee director receives an annual fee of $3,000 and $250 for Board meetings and committee meeting attended, unless the committee meeting is held on the same day as the Board meeting. Upon becoming a director, each nonemployee director received options to purchase 16,480 shares of Common Stock under the Directors' Nonqualified Stock Option Plan of the Company. In 1996, each non-employee director who had been a director for more than one year received options to purchase 4,120 shares of Common Stock at a price equal to the fair market value on the date of grant. No employee of the Company receives additional compensation for his service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    The members of the Compensation Committee during 1996 were Messrs. Carter, Stevens, and Winningstad. Mr. Carter is a former Chairman, President and Chief Executive Officer of the Company. From December 1993 until February 1996, the Company made certain payments pursuant to a consulting agreement with BOCAR, Inc., a company of which Mr. Carter is the President and sole shareholder. See "Certain Relationships and Related Transactions."

FAMILY RELATIONSHIPS
    There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

EXECUTIVE OFFICERS
    Set forth below are the ages and certain biographical information, as of the Record Date, for the executive officers of the Company.

    NAME                     AGE              POSITION
    ----                     ---              --------

Stephen A. Aanderud (1)      47   President, Chief Executive Officer
Frank M. Bouton              52   Vice President, New Technologies
G. Edward Brightman          39   Vice President, Operations
Kent E. Koski                53   Vice President, Finance  and
                                       Administration, Chief Financial
                                       Officer and Secretary
Robert D. Martin             58   Vice President, Strategic Planning
Ronald J. Resnick            48   Vice President, Marketing
-------------------------
(1) For information regarding Mr. Aanderud, see "Board and Nominee Biographical Information."

    FRANK M. BOUTON joined the company in June 1992, having previously consulted with Mr. Carter on the development of the Company's original products. He has been Vice President, New Technologies, since January 1996. From October 1992 to January 1996, he was Vice President, Engineering. From January 1987 to June 1992, Mr. Bouton was the president and owner of THECO Logic, Inc., a designer and manufacturer of hardware and software products for the medical field.

    G. EDWARD BRIGHTMAN has been employed by the Company since August 1992 and became Vice President, Operations in October 1992. He has 14 years' experience in manufacturing and operation management. Prior to joining the Company, Mr. Brightman worked for Toyota Motor Sales, Toyota Motor Manufacturing and Vehicle Processors Inc. in management positions at several assembly plants and import facilities from October 1983 to August 1992.

    KENT E. KOSKI has been employed by the Company since May 1995 as Vice President, Finance and Administration, Chief Financial Officer, and Secretary. For the five years prior to joining the Company, he was the Vice President of Finance for Avia Group International, Inc., an athletic footwear and apparel design and distribution company. Mr. Koski is a Certified Public Accountant and received B.S. and M.B.A. degrees from the University of Utah.

    ROBERT D. MARTIN has been employed by the Company since November 1994 and became Vice President, Strategic Planning, in January 1996. Immediately prior to joining the Company he was a private consultant and in that capacity assisted the Company with the procurement of government contracts. Mr. Martin was a regional and line of business manager for National System & Research Company from May 1990 until December 1992. He has over 20 years' experience in senior management with medical electronics, systems integration and software development companies.

    RONALD J. RESNICK has been employed by the Company since May 1996 as Vice President, Marketing. Prior to joining the Company, he was a marketing consultant from August 1995 until April 1996. From April 1994 through July 1995, Mr. Resnick was the Vice President and Publisher at Infotainment World, Inc., a book and magazine publishing company. He was Vice President, Business Development at Prima Publishing, a book publishing company, from March 1992 until March 1994, and Product Marketing Manager at Software Toolworks, Inc., an entertainment software publishing company, from July 1990 to December 1991. Mr. Resnick has a B.S. degree in electrical engineering from Rutgers University.

    There are no arrangements or understandings pursuant to which any person has been appointed an executive officer. The Company has no employment contracts with any of its executive officers.

EXECUTIVE COMPENSATION
    The following table sets forth the compensation paid or to be paid by the Company for 1996 to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                             SUMMARY COMPENSATION TABLE




                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      --------------   ALL OTHER
                                            ANNUAL COMPENSATION         SECURITIES      COMPEN-
                                        --------------------------      UNDERLYING      SATION
 NAME AND PRINCIPAL POSITION   YEAR       SALARY        BONUS (1)       OPTIONS (2)       (4)
----------------------------   ------    -----------    -----------    -------------   ---------
Stephen A. Aanderud
 President and CEO             1996      $135,000        $65,299        25,750 (3)      $2,250
                               1995       120,000         20,160        10,300           1,650
                               1994        81,747         19,130        16,480              --

Robert D. Martin
 Vice President,               1996        90,000         38,591        48,925 (3)       1,209
   Strategic Planning          1995        55,208          2,650         3,605             448

G. Edward Brightman
 Vice President,               1996        90,000         32,445        18,540 (3)         988
   Operations                  1995        80,000          9,600        10,300           1,100
                               1994        66,000         15,444            --

Frank Bouton
 Vice President,               1996        85,000         36,770        16,480 (3)         970
   New Technologies            1995        80,000         11,520         6,180           1,100
                               1994        66,000         15,444            --              --
Kent E. Koski
 Vice President, Finance
   and Administration,         1996        90,000         25,956        49,440 (3)       1,424
   CFO,  Secretary             1995        51,846          4,977        41,200              --


-------------------------
(1) Cash bonuses are paid to executive officers of the Company based upon their individual contributions to the Company and the Company's overall performance. Bonuses for a given year are paid in the first quarter of the following year.

(2) The number of shares reflects a 3% stock dividend declared by the Board of Directors on January 21, 1997.

(3) Includes replacement options granted upon surrender of options granted in 1995. See "Repricing of Options."

(4)   Consists of the Company's matching contribution under its 401(k) plan.

OPTION GRANTS
    The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 1996.

                                OPTION GRANTS IN 1996

                                                                           POTENTIAL REALIZABLE VALUE
                         NUMBER OF    PERCENT OF                             AT ASSUMED ANNUAL RATES
                           SHARES       TOTAL      EXERCISE                      OF STOCK PRICE
                         UNDERLYING    OPTIONS      PRICE                    APPRECIATION FOR OPTION
                          OPTIONS     GRANTED TO     PER                            TERM (5)
                          GRANTED     EMPLOYEES     SHARE     EXPIRATION   --------------------------
        NAME              (1) (2)      IN YEAR     (1) (4)       DATE          5%            10%
---------------------   -----------   ----------   --------   ----------   -----------    -----------
Stephen A. Aanderud      10,300 (3)       3.5       $4.733      2/13/06      $ 30,659       $ 77,695
                         15,450           5.2        5.340      5/21/06        51,884        131,484
Robert D. Martin          3,605 (3)       1.2        4.733      2/13/06        10,731         27,193
                         41,200          13.8        5.097      4/25/06       132,068        334,686
                          4,120           1.4        5.340      5/21/06        13,836         35,062
G. Edward Brightman      10,300 (3)       3.5        4.733      2/13/06        30,659         77,695
                          8,240           2.8        5.340      5/21/06        27,671         70,125
Frank M. Bouton           6,180 (3)       2.1        4.733      2/13/06        18,395         46,617
                         10,300           3.5        5.340      5/21/06        34,589         87,656
Kent E. Koski            41,200 (3)      13.8        4.733      2/13/06       122,634        310,780
                          8,240           2.8        5.340      5/21/06        27,671         70,125

-------------------------
(1) The number of shares and the exercise price reflect adjustments due to a 3% stock dividend declared by the Board of Directors on January 21, 1997.

(2) Options may terminate before their expiration dates if the optionee's status as an employee or director is terminated. One-fourth of the shares of Common Stock covered by each such option vests and becomes exercisable on each of the first, second, third and fourth anniversaries of the grant date.

(3) Replacement options granted upon cancellation of options granted in 1995. See "Repricing of Options."

(4) Based on the closing prices of the Common Stock as reported on The Nasdaq National Market on the respective grant dates.

(5) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES
    The following table sets forth certain information regarding the year-end value of options held by the Named Executive Officers. No options were exercised by the Named Executive Officers during 1996.

            AGGREGATE OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                              NUMBER OF SHARES SUBJECT TO          VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 1996 (1)             DECEMBER 31, 1996 (2)
                            ------------------------------    -------------------------------
            NAME             EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
    ---------------------   -------------  ---------------    -------------   ---------------
     Stephen A. Aanderud       98,880           25,750          $661,500        $  59,375
     Robert D. Martin             --            48,925              --            113,125
     G. Edward Brightman       57,680           18,540           404,250           44,500
     Frank M. Bouton              --            16,480              --             37,750
     Kent E. Koski                --            49,440              --            127,000

-------------------------
(1) Gives effect to the 3% stock dividend declared by the Board of Directors on January 21, 1997.

(2) Calculated based on the difference between the option exercise price and the closing price of the Common Stock on December 31, 1996 ($7.625 per share). The potential values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

Repricing of Options
    On February 13, 1996, the Board of Directors cancelled certain options issued in 1995 and granted replacement options. The following table sets forth information with respect to cancellations and replacement grants of stock options to all executive officers since the Company's inception.

                             TEN-YEAR OPTION REPRICINGS

                                           NUMBER OF      MARKET                                        LENGTH OF
                                          SECURITIES     PRICE OF       EXERCISE                        ORIGINAL
                                          UNDERLYING     STOCK AT       PRICE AT          NEW          OPTION TERM
                                            OPTIONS       TIME OF        TIME OF        EXERCISE       REMAINING AT
                                           REPRICED      REPRICING      REPRICING        PRICE           DATE OF
       NAME                   DATE           (1)            (1)            (1)            (1)           REPRICING
--------------------------   ---------   -------------   -----------   -------------   -----------   -----------------
 Stephen A. Aanderud         2/13/96       10,300         $4.733         $8.616         $4.733        9 yrs., 3 mos.
   President & CEO
 Robert D. Martin
   Vice President,           2/13/96        3,605          4.733          8.495          4.733        9 yrs., 1 mo.
     Strategic Planning
 G. Edward Brightman
 Vice President,             2/13/96       10,300          4.733          8.616          4.733        9 yrs., 3 mos.
   Operations
 Frank M. Bouton
 Vice President, New         2/13/96        6,180          4.733          8.616          4.733        9 yrs., 3 mos.
   Technologies
 Kent E. Koski
 Vice President,
   Finance and
   Administration,           2/13/96       41,200          4.733          8.616          4.733        9 yrs., 3 mos.
   CFO, Secretary

-------------------------
(1) The number of shares and exercise prices reflect adjustments due to a 3% stock dividend declared by the Board of Directors on January 21, 1997.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS
    Options granted to executive officers of the Company under the Company's 1994 Stock Option Plan are an important part of their compensation. The award of options is intended to align the interest of the executive officers and employees with the long-range interest of the shareholders. During the fourth quarter of 1995, a fundamental change occurred in the market in which the company competes due to the entrance of a significant competitor, resulting in a substantial decline in the market value of the Company's shares. As a result, in the opinion of the Board of Directors, the underlying value of options granted on March 23, 1995 and May 25, 1995 no longer provided the financial incentive originally intended. In order to reestablish the incentive, the Board of Directors decided to offer to issue new options to replace options granted in 1995. Most, but not all, option holders accepted the offer. Replacement options were granted on February 16, 1996 at a price equal to fair market value on that date to all officers and employees who elected to surrender their 1995 options for cancellation.

         C. Norman Winningstad, Chairman
         Robert L. Carter
         Fredrick M. Stevens

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION *
    It is the duty of the Compensation Committee to evaluate the performance of management, review levels of compensation, and consider related matters.

    The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of executive officers should be contingent upon the performance of the Company and the individual executive officer as well. As a result, a substantial portion of an executive officer's compensation is "at risk," with annual bonus compensation constituting a significant portion of total compensation.

    The compensation programs of the Company are designed to align the executive officers' compensation with the strategic goals and performance of the Company and underlying interests of the Company's shareholders. Accordingly, executive officers are generally granted options to purchase shares of the Company's stock under the Company's 1994 Stock Option Plan tied to their level of compensation and contribution.

    In order to assure that executive officers' compensation is competitive and provides the incentives necessary to attract and maintain quality leadership, the Compensation Committee reviews compensation surveys prepared by third parties to assist in the performance of its duties. Factors considered by the Committee, among others, are how the Company's compensation compares to compensation paid by similar companies as well as the Company's current performance.

-------------------------
* Neither this Report nor the graph set forth below shall be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

    The 1996 base compensation for Stephen A Aanderud, the Company's President and Chief Executive Officer, was established in January 1996 by the Board of Directors upon recommendation of the Compensation Committee based on the performance of the Company and Mr. Aanderud's contribution thereto during 1995. For purposes of determining Mr. Aanderud's annual bonus for 1996 and base compensation for 1997, the Compensation Committee reviewed in January 1997 the Company's 1996 operating performance. The Compensation Committee noted that under Mr. Aanderud's leadership, the following had been achieved by the Company during 1996: (i) revenues increased to $30,821,000, a 58.7% increase over 1995; (ii) net income increased to $2,259,000, a 66.0% increase over 1995; and
(iii) earnings per share increased to $0.49, a 53.1% increase over 1995. All of the performance factors achieved by the Company during 1996 exceeded the initial 1996 targets established by the Company.

         C. Norman Winningstad, Chairman
         Robert L. Carter
         Frederick M. Stevens

                  COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

    The following graph and table set forth the Company's total cumulative shareholder return as compared to that of The Nasdaq Stock Market and of the Nasdaq Electronic Components Stocks for the period from February 24, 1995 (the first trading day of the Common Stock) through December 31, 1996. The total shareholder return assumes that $100 was invested at the beginning of the period in Common Stock of the Company, The Nasdaq Stock Market Index, and the Nasdaq Electronic Components Stocks Index, with all cash dividends reinvested on the date paid. Historical stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
--------------------------------------------------------------------------------
                                         2/24/95     12/31/95       12/31/96
                                        ---------------------------------------
 NASDAQ Stock Market                     $100.00      $144.15        $164.80
--------------------------------------------------------------------------------
 NASDAQ Electronic Components Stocks     $100.00      $133.89        $248.85
--------------------------------------------------------------------------------
 ThrustMaster, Inc.                      $100.00      $101.92        $117.31
--------------------------------------------------------------------------------


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1993, the Company entered into a consulting agreement with BOCAR, Inc. ("BOCAR"), pursuant to which BOCAR provided consulting services to the Company with respect to product concepts, mechanical design, mold and metal working design and mechanical engineering. Robert L. Carter, a director, principal shareholder, and the former Chairman, President and Chief Executive Officer of the Company, is the President and sole shareholder of BOCAR. Payments by the Company to BOCAR under the consulting agreement were $188,334, $203,334, and $54,584 respectively, for the three successive years commencing December 10, 1993. The consulting agreement terminated in February 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership as of March 28, 1997 of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.


                                                SHARES         PERCENT
         NAME AND ADDRESS                    BENEFICIALLY    BENEFICIALLY
      OF BENEFICIAL OWNER (1)                  OWNED (2)       OWNED (2)
--------------------------------------      --------------  --------------

 C. Norman Winningstad (3)                     486,160           11.4
 Milton R. Smith (4)                           454,100           10.5
 G. Gerald Pratt (5)                           445,938           10.4
 Robert L. Carter (6)                          401,030            9.4
 Simms Capital Management, Inc.
   55 Railroad Avenue,
   Greenwich, Connecticut 06830                278,100            6.5
 Stephen A. Aanderud (7)                        97,818            2.2
 Frank Bouton (8)                               94,142            2.2
 G. Edward Brightman (9)                        62,399            1.4
 Graham E. Dorland (10)                         33,990             *
 Frederick M. Stevens (11)                      22,248             *
 Kent E. Koski (12)                             14,935             *
 Robert D. Martin (13)                          12,746             *
 General Merrill A. McPeak (14)                  4,120             *
 All Executive Officers and
   Directors as a group (14 persons)(15)     2,418,026           52.7
________________________________
* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner identified is ThrustMaster, Inc., 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of this table, a person is deemed to be the beneficial owner of securities that (i) can be acquired by such person within 60 days upon the exercise of options or warrants and (ii) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership set forth below is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after March 28, 1997 have been exercised or converted.

(3) Includes 69,010 shares beneficially owned with spouse and 17,510 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(4) Includes 66,950 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(5) Includes 17,510 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(6) Includes 1,030 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(7) Includes 97,818 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 34,763 shares subject to options exercisable more than 60 days after March 28, 1997.

(8) Includes 90,022 shares beneficially owned with spouse and 4,120 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 21,630 shares subject to options exercisable more than 60 days after March 28, 1997.

(9) Includes 57,315 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 23,175 shares subject to options exercisable more than 60 days after March 28, 1997.

(10) Includes 16,480 shares beneficially owned with spouse and 17,510 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(11) Includes 4,738 shares beneficially owned with spouse and 17,510 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 7,210 shares subject to options exercisable more than 60 days after March 28, 1997.

(12) Includes 2,575 shares beneficially owned with spouse and 12,360 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 46,350 shares subject to options exercisable more than 60 days after March 28, 1997.

(13) Includes 12,231 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 45,964 shares subject to options exercisable more than 60 days after March 28, 1997.

(14) Includes 4,120 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 16,480 shares subject to options exercisable more than 60 days after March 28, 1997.

(15) Includes 336,284 shares subject to options exercisable within 60 days after March 28, 1997. Excludes 271,791 shares subject to options exercisable more than 60 days after March 28, 1997.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who beneficially own more than 10 percent of the Company's Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for such reports have been established. Persons subject to the
Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons have been complied with since the Company became subject to the Exchange Act provisions in March 1995.

         PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    On January 21, 1997, the Board of Directors appointed Coopers & Lybrand L.L.P. to act as the independent accountants of the Company for the period ending December 31, 1997, subject to ratification of the appointment by the shareholders. Coopers & Lybrand L.L.P. has served as the Company's independent accounts since the Company's inception. Representatives of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than December 16, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                        /s/  Kent E. Koski
                        ------------------
                        Kent E. Koski, Secretary
                        Portland, Oregon
                        April 15, 1997

                             THRUSTMASTER, INC.
                       7175 N.W. Evergreen Parkway  #400
                          Hillsboro, OR  97124-5839

           PROXY FOR THE MAY 22, 1997 ANNUAL MEETING OF SHAREHOLDERS

    This Proxy is Solicited By The Board of Directors of ThrustMaster, Inc.

    The undersigned shareholder(s) of ThrustMaster, Inc. (the "Company") hereby appoint _____________________________________________and
_____________________________________________, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on this proxy, all the shares of Common Stock of the Company held of record by the undersigned on March 28, 1997, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Thursday, May 22, 1997, and at any and all adjournments thereof.






-----------------------------------------------------------------------------
                             FOLD AND DETACH HERE






           This proxy represents your shares of ThrustMaster, Inc.
       Common Stock. You must execute and return this proxy if you wish to vote these shares.


        PLEASE RETURN ONLY THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                                                  Please mark your votes as
                                                  indicated in this example /X/


1. ELECTION OF DIRECTORS      FOR all nominees          WITHHOLD AUTHORITY
                                listed below              to vote for all
                              (except as marked         nominees listed below
                            to the contrary below)

                                     / /                        / /

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

CLASS A NOMINEES (Term Will Expire in 1998):    Robert L. Carter
                                                G. Gerald Pratt
                                                Milton R. Smith

CLASS B NOMINEES (Term Will Expire in 1999):    Stephen A. Aanderud
                                                Merrill A. McPeak
                                                C. Norman Winningstad

CLASS C NOMINEES (Term Will Expire in 2000):    Graham E. Dorland
                                                Frederick M. Stevens

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP    FOR  AGAINST  ABSTAIN
   as the Company's independent auditors                   / /    / /      / /

3. ANNUAL MEETING R.S.V.P:                      WILL be         WILL NOT be
                                             attending the     attending the
   _______________________         I/WE      Annual Meeting    Annual Meeting
   (ENTER NUMBER OF PEOPLE                        / /               / /
   ATTENDING).


Shares represented by properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS

DATED:                                 , 1997
      --------------------------------
SIGNATURE(S)
            --------------------------------

--------------------------------------------
Please sign exactly as name(s) appear on your stock certificate and date this proxy. If a joint account, each joint owner must sign.
If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.




-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




                              THRUSTMASTER, INC.

                       ANNUAL MEETING OF SHAREHOLDERS

                             Thursday, May 22, 1997
                                   2:00 p.m.
                               RiverPlace Hotel
                           1510 Southwest Harbor Way
                                Portland, Oregon